Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Partners LP Announces Pricing of Common Units
HOUSTON, January 19, 2011 — Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NYSE: NGLS) announced today that it has priced an underwritten public offering of 8,000,000 common units representing limited partner interests at $33.67 per common unit. The offering is expected to close on or about January 24, 2011. The Partnership has also granted the underwriters a 30-day option to purchase up to 1,200,000 additional common units. The Partnership intends to use the net proceeds from this offering to reduce borrowings under its senior secured credit facility and for general partnership purposes, including working capital and acquisitions and which may include redeeming or repurchasing some of its outstanding senior notes.
BofA Merrill Lynch, Barclays Capital, Citi, Morgan Stanley and Wells Fargo Securities will act as joint book-running managers for the offering.
When available, copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters as follows:
•	BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com
•	Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717. By telephone (888) 603-5847 or by email barclaysprospectus@broadridge.com
•	Citi, Brooklyn Army Terminal, Attention: Prospectus Dept., 140 58th Street, 8th floor Brooklyn, NY 11220. By telephone (800) 831-9146 or by email batprospectusdept@citi.com
•	Morgan Stanley, Attn: Prospectus Department, 180 Varick Street, 2nd Floor New York, NY 10014. By telephone (866) 718-1649 or by email prospectus@morganstanley.com
•	Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone (800) 326-5897 or by email cmclientsupport@wellsfargo.com
The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.

About Targa Resources Partners
Targa Resources Partners is engaged in the business of gathering, compressing, treating, processing and selling natural gas and storing, fractionating, treating, transporting and selling natural gas liquids, or NGLs, and NGL products. The Partnership owns an extensive network of integrated gathering pipelines and gas processing plants and currently operates along the Louisiana Gulf Coast primarily accessing the offshore region of Louisiana, the Permian Basin in West Texas and Southeast New Mexico and the Fort Worth Basin in North Texas. Additionally, our natural gas liquids logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. Targa Resources Partners is managed by its general partner, Targa Resources GP LLC, which is indirectly wholly owned by Targa Resources Corp. (NYSE: TRGP).
Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and its telephone number is 713-584-1000.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Investor contact:
713-584-1133
Anthony Riley
Director — Finance / Investor Relations
Matt Meloy
Senior Vice President, Chief Financial Officer and Treasurer